                                                                       Exhibit 5

                             METTE, EVANS & WOODSIDE
                           A Professional Corporation
                                Attorneys at Law
                            1105 Berkshire Boulevard
                                    Suite 320
                              Wyomissing, PA 19610

                                   -----------

                             Telephone 610-374-1135
                                Fax 610-371-9510


                                November 16, 2005



Board of Directors
Royal Bancshares of Pennsylvania, Inc.
732 Montgomery Avenue
Narberth, PA 19072

Re:   Royal Bancshares of Pennsylvania, Inc.
      Stock Option and Appreciation Right Plan
      Registration Statement on Form S-8

Gentlemen:

This opinion is rendered in connection with the Registration Statement being filed on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933 ("Registration Statement"), under which 150,000 shares of Class A common stock of Royal Bancshares of Pennsylvania, Inc. ( the "Company"), par value $2.00 per share ("Shares"), are to be registered pursuant to the Company's Stock Option and Appreciation Right Plan ( the "Plan").

We have reviewed the corporate proceedings relating to the proposed stock offering and such other legal matters as we have deemed appropriate for the purpose of this opinion. We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the Pennsylvania Business Corporation Law. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that may change the opinion expressed herein after the date hereof. Based upon and subject to the foregoing, we are of the opinion that the Shares are duly and validly authorized and when issued and sold as contemplated by the Plan and the Registration Statement, will be legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

We hereby consent to the use of the name of our firm under Item 5 in Part II of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement which the Company is filing in connection with the registration of 150,000 common shares of the Company issuable under the Plan.

                                  Very truly yours,
                                  METTE, EVANS & WOODSIDE


                                  /s/ Mette, Evans & Woodside
                                  ------------------------------